UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

Disc Medicine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39438	85-1612845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 674-9274

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 20, 2026, Disc Medicine, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, Leerink Partners LLC, Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), related to an underwritten public offering (the “Offering”) by the Company of 6,000,000 shares (the “Firm Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a price to the public of $75.00 per share. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 900,000 shares of Common Stock. All of the Firm Shares in the Offering were sold by the Company.

The net proceeds to the Company from the Offering are expected to be approximately $422.4 million, or approximately $485.9 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock, in each case, after deducting the underwriting discounts and commissions and estimated offering expenses. The Company expects that its cash, cash equivalents and marketable securities, together with the estimated net proceeds from the Offering, will be sufficient to fund its current operating and capital expenditure plans and its debt service obligations into 2030 without taking into account any potential net cash inflows from bitopertin or any other marketed product, if approved during such period. The Offering closed on October 22, 2026.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-281359), filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2024, as supplemented by a final prospectus supplement dated October 20, 2026, filed on October 21, 2026. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the shares of Common Stock is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On October 20, 2026, the Company announced that its preliminary unaudited cash, cash equivalents and marketable securities as of September 30, 2026 were approximately $682.8 million.

The Company has not yet completed its quarter-end financial close process for the quarter ended September 30, 2026. This estimate of the Company’s cash, cash equivalents and marketable securities as of September 30, 2026 is preliminary, has not been audited and is subject to change upon completion of the Company’s financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of September 30, 2026. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it. The information presented herein should not be considered a substitute for the financial information the Company files with the Commission in its quarterly report on Form 10-Q for the quarter ended September 30, 2026. The Company has no intention or obligation to update preliminary estimates of its cash, cash equivalents and marketable securities set forth above.

The information contained in Item 2.02 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such filing.

Item 8.01	Other Events.

On October 19, 2026, the Company issued a press release announcing the commencement of the Offering. On October 20, 2026, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the net proceeds to the Company from the Offering and the Company’s anticipated cash runway. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, clinical results, and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the uncertainties related to the adequacy of the Company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the Company; the difficulty in predicting the time and cost of development of the Company’s product candidates; the Company’s plans to research, develop and commercialize its current and future product candidates; the timing of initiation of the Company’s planned preclinical studies and clinical trials; the timing of the availability of data from the Company’s clinical trials; the Company’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of the Company’s preclinical studies and clinical trials and the risk that the results of the Company’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities; and the other risks and uncertainties described in the Company’s filings with the Commission, including in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026. Any forward-looking statement speaks only as of the date on which it was made. None of the Company, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 20, 2026, by and among the Company and Jefferies LLC, Leerink Partners LLC, Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters listed on Schedule I thereto.

5.1	Opinion of Goodwin Procter LLP regarding the issue of Common Stock.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release announcing the Offering, dated October 19, 2026.

99.2	Press release announcing the pricing of the Offering, dated October 20, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: October 22, 2026	By:	/s/ John Quisel
	Name:	John Quisel, J.D., Ph.D.
	Title:	Chief Executive Officer